                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K/A


      Current Report Pursuant to Section 13 or 15(d) of the Securities Act
                                    of 1934



                Date of Report (Date of Earliest Event Reported)
                               September 15, 1998


                        General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)




    Delaware                      1-11656                     42-1283895
    --------                      -------                     ----------
   (State or other            (Commission File            (I.R.S. Employer
   jurisdiction of               Number)                  Identification Number)
    incorporation)


                  110 N. Wacker Drive, Chicago, Illinois 60606
              (Address of principal executive offices)  (Zip Code)


                                 (312) 960-5000
              (Registrant's telephone number, including area code)


                                      N/A
         (Former name or former address, if changed since last report.)

ONLY THOSE ITEMS AMENDED ARE REPORTED HEREIN.

The registrant hereby amends its Current Report on Form 8-K dated September 30, 1998 as follows:


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Listed below are the financial statements, proforma financial information and exhibits filed as a part of this report:

     (a)  Financial Statements of Businesses acquired.

The financial statements of Spring Hill Mall as listed in the accompanying Index to Financial Statements and Proforma Financial Information are filed as part of this Current Report on Form 8-K/A.

     (b)  Proforma Financial Information.

The proforma financial information of General Growth Properties, Inc. (the "Company") listed in the accompanying Index to Financial Statements and Proforma Financial Information is filed as part of this Current Report on Form 8-K/A.

     (c)  Exhibits.


See Exhibit Index attached hereto and incorporated herein by reference.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        GENERAL GROWTH PROPERTIES, INC.


                                            By:  /s/  Bernard Freibaum
                                            ______________________________
                                            Bernard Freibaum
                                            Executive Vice President and
                                            Chief Financial Officer

                                            Date:  November 4, 1998

                                 EXHIBIT INDEX



Exhibit                                                             Page
Number                               Name                          Number
--------                             ----                          ------

2.          Purchase and Sale Agreement and Joint Escrow
            Instructions dated as of August 21, 1998 by and between Spring Hill Mall Partnership (seller) and
            Spring Hill Mall L.L.C.., (purchaser).*


23.         Consent of Independent Accountants.



* Previously filed by the Company in its Current Report on Form 8-K dated September 30, 1998.

                       INDEX TO FINANCIAL STATEMENTS AND
                         PROFORMA FINANCIAL INFORMATION


The following financial information is presented in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, such historical information has been audited only for the property's most recent fiscal year as the transactions relating to the acquisition of the property (as described in the registrant's Current Report on Form 8-K dated September 30,
1998) are not with related parties and the registrant, after reasonable inquiry, is not aware of any material factors related to the property not otherwise disclosed that would cause the reported financial information to not be necessarily indicative of future operating results. In addition, as the property will be indirectly owned by an entity that has elected to be treated as a REIT for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.


SPRING HILL MALL

Independent Auditors' Report..........................................F-2

Statements of Revenues and Certain Expenses for the
Year Ended December 31, 1997 and for the
Six Months Ended June 30,1998 (Unaudited).............................F-3

Notes to Statements of Revenues and Certain Expenses..................F-4


GENERAL GROWTH PROPERTIES, INC.

Proforma Condensed Consolidated Statement of Operations
for the Year Ended December 31,1997 (Unaudited).......................F-6

Notes to Proforma Condensed Consolidated Statement of
Operations for the Year Ended December 31, 1997 (Unaudited)...........F-7

Proforma Condensed Consolidated Statement of Operations for
the Six Months Ended June 30, 1998 (Unaudited).......................F-11

Notes to Proforma Condensed Consolidated Statement of
Operations for the Six Months Ended June 30, 1998 (Unaudited)........F-12

Proforma Condensed Consolidated Balance Sheet as of
June 30, 1998 (Unaudited)............................................F-15

Notes to Proforma Condensed Consolidated Balance Sheet as of
June 30, 1998 (Unaudited)............................................F-16

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of General Growth Properties, Inc.:

We have audited the accompanying statement of revenues and certain expenses of Spring Hill Mall for the year ended December 31, 1997. This statement is the responsibility of General Growth Properties, Inc.'s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 to the statements of revenue and certain expenses. It not intended to be a complete presentation of Spring Hill Mall's revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in note 1, of Spring Hill Mall for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



KPMG Peat Marwick LLP


Los Angeles, California
October 22, 1998

                                SPRING HILL MALL

              STATEMENTS OF REVENUE AND CERTAIN EXPENSES (Note 1)


                                             For the Period
                                             January 1, 1998
                                                Through
                                             June 30, 1998              Year Ended
                                               (Unaudited)           December 31, 1997
                                            ------------------       -----------------
                                                      (Dollars in thousands)
Revenue:
  Minimum rent                                $     4,488              $   9,046
  Contingent rent                                     364                    270
  Tenant reimbursements                             1,734                  3,388
  Other                                                10                     22
                                              -----------              ---------
                                                    6,596                 12,726
                                              -----------              ---------


Certain Expenses:
  Building Repairs and Maintenance                    263                    436
  Utilities                                           151                    304
  Common Area Repairs and Maintenance                 454                  1,133
  General and Administration                          213                    482
  Legal Fees, Insurance and Miscellaneous              27                     90
                                              -----------              ---------

Total expenses                                      1,108                  2,445
                                              -----------              ---------

Revenue in excess of Certain Expenses         $     5,488                 10,281
                                              ===========              =========



See accompanying notes to statements of revenue and certain expenses.

                                SPRING HILL MALL

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES
          PERIOD FROM JANUARY 1, 1998 THROUGH JUNE 30,1998 (UNAUDITED)
                        AND YEAR ENDED DECEMBER 31,1997

                             (Dollars in Thousands)


1.  BASIS OF PRESENTATION

The accompanying statements of revenue and certain expenses relate to the operations of the regional shopping mall known as Spring Hill Mall (the "Property") located in West Dundee (Chicago), Illinois. On September 15, 1998, General Growth Properties, Inc. purchased the Property from TCW Realty Fund V.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired and, accordingly, are not representative of the actual results of operations of the Property for the period January 1, 1998 through June 30, 1998 and the year ended December 31, 1997 due to the exclusion of the following items, which my not be comparable to the proposed future operations of the Property:


   -    Management fees
   -    Property and other taxes
   -    Depreciation and amortization
   - Other items not directly related to the proposed future operations of the Property


Property taxes are expected to significantly increase in connection with the reassessment of the Property by the taxing authority as a result of the change in ownership of the Property and, therefore, property taxes are excluded from certain expenses in the accompanying statement of revenues and certain expenses. Tenant reimbursement revenues related to property taxes are included in the accompanying statement of revenues and certain expenses and the amount of increase in such reimbursements that may result from increased property taxes have not been determined.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

(a)  Revenue Recognition

Minimum rental income is recognized using the accrual method based on contractual amounts provided for in the lease agreements which approximates the straight-line method. Contingent rents, which are based on the operating results of certain tenants, are accrued as earned. Tenant reimbursements, which consist of reimbursements from tenants for certain operating expenses are accrued as such operating expenses are incurred.

(b)  Expenses

Expenses are charged to operations as incurred.

(c)  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates.

(d)  Unaudited Interim Statement of Revenue and Certain Expenses

The statement of revenue and certain expenses for the six-month period ended June 30, 1998 is unaudited. In management's opinion, such financial statement reflects all adjustments of a normal recurring nature, necessary for a fair presentation of revenue and certain expenses for the interim period. All such adjustments are of a normal, recurring nature.



3.  LEASES

Shopping mall space is leased to tenants under various operating leases with terms ranging primarily from two to ten years.

Future minimum rents to be received under leases in effect at December 31, 1997, are as follows:


                   Years Ending
                   December 31:
                   ------------
                     1998                          $  8,443
                     1999                             7,832
                     2000                             7,505
                     2001                             6,462
                     2002                             5,963
                     Thereafter                      14,949
                                                   --------

                                                   $ 51,154
                                                   ========



                                                      GENERAL GROWTH PROPERTIES, INC.
                                          PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                    FOR THE YEAR ENDED DECEMBER 31, 1997
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA--UNAUDITED)


                             Historical                                             1998                              Fiscal
                           General Growth     Fiscal                   Proforma  Acquisitions                          1997
                             Properties,       1997       Proforma      Fiscal    Previously        Proforma         Proforma
                               Inc.(1)     Acquisitions  Adjustments   1997  (1)   Reported (2)     Adjustments (2)  As Reported (2)
                           --------------  ------------  -----------   --------   -------------   ----------------  ---------------
Total revenues               $  291,147      $ 14,427     $      --   $ 305,574   $ 144,084       $        --       $   449,658
Expenses:
 Property operating             106,369         5,818            --     112,187      57,443                --           169,630
 Management fees                  3,308           252           (46)      3,514       1,001                99  (a)        4,614
 Depreciation and
 amortization                    48,509            --         2,077      50,586          --            29,331  (b)       79,917
                             ----------      --------     ---------   ---------   ---------       -----------       -----------
Total Expenses                  158,186         6,070         2,031     166,287      58,444            29,430           254,161
                             ----------      --------     ---------   ---------   ---------       -----------       -----------
Operating Income                132,961         8,357        (2,031)    139,287      85,640           (29,430)          195,497
Interest expense, net           (70,252)           --        (8,459)    (78,711)         --           (60,110) (c)     (138,821)


Equity in net income/(loss) unconsolidated
 affiliates:
 GGP/Homart, Inc.                16,506            --            --      16,506          --               --            16,506
 Property Joint Ventures          3,032           391            --       3,423         927               --             4,350
 General Growth
  Management, Inc.                 (194)           --            --        (194)      3,405               --             3,211
                              ---------      --------     ---------   ---------    --------       ----------        ----------
Income before
 minority interest               82,053         8,748       (10,490)     80,311      89,972          (89,540)           80,743
Minority interest in
 Operating Partnership          (29,398)           --            37     (29,361)         --            6,099   (d)     (23,262)
                              ---------      --------     ---------   ---------    --------       ----------        ----------
Net income                       52,655         8,748       (10,453)     50,950      89,972          (83,441)           57,481
Convertible preferred
 stock dividends(3)                  --            --            --          --          --          (24,469)          (24,469)
                              ---------      --------     ---------   ---------   ---------       ----------        ----------
Net income available
 to common stockholders       $  52,655      $  8,748     $ (10,453)  $  50,950   $  89,972       $ (107,910)       $   33,012
                              =========      ========     =========   =========   =========       ==========        ==========
Weighted average shares
 outstanding - basic                                                                                                32,622,665
Weighted average shares
 outstanding - diluted                                                                                              32,839,637

Preferred Stock Dividends                                    24,469                                                     24,469
Dilutive Common Shares-W/A                                  216,972                                                    216,972

Earnings per share - basic                                                                                          $     1.01
Earnings per share - diluted                                                                                        $     1.01



                                                                Pierre Bossier                      Proforma
                                                                     Mall                          Fiscal 1997
                                                Spring Hill      Acquisition       Proforma        for Current
                                                Acquisition      (Unaudited)      Adjustments        8-K/A
                                                -----------     --------------    -----------      -----------
Total revenues
Expenses:                                         $  12,726         $  6,706        $      --       $  469,090
 Property operating
 Management fees                                      2,445            2,067               --          174,142
 Depreciation and                                        --               --              200  (a)       4,814
 amortization
                                                         --               --            3,979  (b)      83,896
Total Expenses                                    ---------         --------        ---------       ----------
                                                      2,445            2,067            4,179          262,852
Operating Income                                  ---------         --------        ---------       ----------
Interest expense, net                                10,281            4,639           (4,179)         206,238
                                                         --               --          (11,702) (c)    (150,523)

Equity in net income/(loss) unconsolidated
 affiliates:                                             --               --               --           16,506
 GGP/Homart, Inc.                                        --               --               --            4,350
 Property Joint Ventures
 General Growth                                          --               --               --            3,211
  Management, Inc.                                ---------         --------        ---------       ----------

Income before                                        10,281            4,639          (15,881)          79,782
 minority interest
Minority interest in                                     --               --              398  (d)     (22,864)
 Operating Partnership                            ---------         --------        ---------       ----------
                                                     10,281            4,639          (15,483)          56,918
Net income
Convertible preferred                                    --               --               --          (24,469)
 stock dividends(3)                               ---------         --------        ---------       ----------

Net income available                              $  10,281         $  4,639        $ (15,483)        $ 32,449
 to common stockholders                           =========         ========        =========       ==========

Weighted average shares                                                                             32,622,665
 outstanding - basic
Weighted average shares                                                                             32,839,637
 outstanding - diluted
                                                                                                        24,469
Preferred Stock Dividends
Dilutive Common Shares-W/A                                                                             216,972

Earnings per share - basic                                                                                $.99
Earnings per share - diluted                                                                              $.99


(1) Amounts are from the statements included in the Company's Form 10-K for the year ended December 31, 1997.
(2) Amounts are from the statements included in the Company's Form 8-K/A dated September 29, 1998.
(3) Proforma earnings have been reduced by proforma dividends on the 7.25% Convertible Preferred Stock.

                        GENERAL GROWTH PROPERTIES, INC.

        NOTES TO PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

NOTE 1  PROFORMA BASIS OF PRESENTATION

This unaudited proforma condensed consolidated statement of operations is presented as if (i) the sale of CenterMark Properties, Inc. ("CenterMark") and the acquisitions made in 1997 (Market Place Mall, Century Plaza Shopping Center, Town East Mall, Southlake Mall, Eden Prairie Mall, GGP/Ivanhoe Portfolio Malls and Valley Hills Mall), (ii) the acquisitions made prior to July 16, 1998 (Southwest Plaza, Northbrook Court, Altamonte Mall, the MEPC Portfolio and the USPPI Portfolio - all as previously reported in the Company's Form 8-K/A dated September 29, 1998) and the acquisitions made from July 16, 1998 through September 15, 1998 (Pierre Bossier Mall and Spring Hill Mall) and (iii) the Company's use of the net proceeds of the June 4, 1998 public offering of depositary shares of 7.25% Preferred Income Equity Redeemable Stock (the "Offering" or "Convertible Preferred Stock") to fund the acquisitions and for other working capital purposes, had all occurred on January 1, 1997. In management's opinion, all adjustments necessary to reflect these transactions have been included. Such proforma statement of operations is based upon the historical information of General Growth Properties, Inc. excluding the non-recurring gain on sale of a portion of CenterMark stock and extraordinary item and the historical information of each of the above-mentioned entities for the year ended December 31, 1997. The MEPC Portfolio information reflects the results of operations for the fiscal year ended September 30, 1997. This unaudited proforma statement of operations is not necessarily indicative of what actual results of General Growth Properties, Inc. would have been assuming such transactions had been completed as of January 1, 1997 nor does it purport to represent the results of operations for future periods.


NOTE 2  ACQUISITIONS/DISPOSITIONS

On June 28, 1996, Westfield U.S. Investments, Pty. Limited exercised its option to acquire the remaining 30% of the outstanding CenterMark stock from General Growth Properties, Inc. (the "Company") in two transactions. The first payment in the amount of $87,000 was received on July 1, 1996, and the second payment in the amount of $130,500 was received on January 2, 1997. As described above, the gain on this transaction has been excluded from the continuing operations of the Company and its pro forma operations for the year ended December 31, 1997.

On March 31, 1997, the Company acquired a 100% interest in Market Place Mall for a cash purchase price of approximately $70,000 which was funded by an unsecured short-term facility. Market Place Mall is located in Champaign, Illinois.

During the second quarter of 1997, the Company also acquired a 100% ownership interest in three properties, Century Plaza Shopping Center, Southlake Mall, Eden Prairie Mall and a 50% interest in Town East Mall.

Century Plaza Shopping Center located in Birmingham, Alabama was acquired on May 1, 1997 for $31,800 in cash. Southlake Mall was acquired on June 19, 1997, for a purchase price of $67,000. The purchase price consisted of $45,100 of mortgage debt assumption, $11,500 (353,537 units) of newly issued Operating Partnership Units, and $10,400 in cash. Southlake Mall is located in Atlanta, Georgia. The aggregate consideration paid for Eden Prairie Center located in Minneapolis, Minnesota was $19,900. It included the assumption of a $16,800 mortgage, the payment of $1,100 in cash and the assumption of $2,000 in short-term liabilities.

On June 11, 1997, the Company acquired a 50% interest in Town East Mall, located in Mesquite, Texas for $56,500. The consideration included approximately $27,500 in cash, the assumption of approximately $27,900 of mortgage indebtedness and the assumption of $1,100 in net current liabilities.

On September 17, 1997, GGP/Ivanhoe, Inc. ("GGP/Ivanhoe") acquired the Oaks Mall in Gainesville, Florida and Westroads Mall in Omaha, Nebraska. The purchase price for the two properties was approximately $206,000 of which $125,000 was financed through property level indebtedness. The Company owns 51% of the ownership interest in GGP/Ivanhoe. Ivanhoe, Inc. of Montreal, Quebec, Canada owns the remaining 49% ownership interest in GGP/Ivanhoe.

On April 3, 1998 and May 8, 1998, the Company acquired a 100% ownership interest in Southwest Plaza in Denver, Colorado and Northbrook Court in Northbrook, Illinois, respectively. The aggregate purchase price for Southwest Plaza and Northbrook Court was approximately $261,000.

On June 2, 1998, the Company acquired the U.S. retail property portfolio of MEPC plc (the "MEPC Portfolio"), a United Kingdom based real estate company ("MEPC") through the purchase of the stock of the three U.S. subsidiaries of MEPC that directly or indirectly own the MEPC Portfolio. The Company acquired the MEPC Portfolio for approximately $871,000 (less certain adjustments), approximately $830,000 of which was borrowed. After repayment of approximately $217,000 of such acquisition financing from the Offering, the MEPC Portfolio is currently secured by a 6.7% one year $550,000 loan and an approximately $63,000 one year floating rate loan bearing interest at LIBOR plus 90 basis points. The MEPC Portfolio consists of 100% ownership of eight enclosed mall shopping centers; the Apache Mall in Rochester, Minnesota, the Boulevard Mall in Las Vegas, Nevada, the Cumberland Mall in Atlanta, Georgia, the McCreless Mall in San Antonio, Texas, the Northridge Fashion Center in Northridge (Los Angeles), California, the Regency Square Mall in Jacksonville, Florida, the Riverlands Shopping Center in LaPlace, Louisiana and the Valley Plaza Mall in Bakersfield, California.

On May 14, 1998, the Company entered into a definitive merger agreement to acquire U.S. Prime Property, Inc. ("USPPI"), a private REIT. On July 23, 1998, effective as of June 30, 1998, the Company acquired through a merger, USPPI. The Company also reached agreement with a joint venture partner pursuant to which the joint venture partner acquired 49% of the common stock acquired pursuant to the merger agreement and the Company retained the remainder of the common stock. The newly merged entity ("GGP Ivanhoe

II") will continue to operate as a private REIT and will be accounted for by the Company on the equity method. The aggregate consideration paid pursuant to the merger agreement was approximately $625,000 (less certain adjustments, including a credit of approximately $64,000 for outstanding mortgage indebtedness and accrued interest thereon). GGP Ivanhoe II obtained a $392,000 interim loan bearing interest at LIBOR plus 90 basis points and due July 1, 1999, and the balance of the consideration paid was represented by equity from the Company and the venture partner in proportion to their respective stock ownership. Pursuant to the purchase and venture agreements, the Company was obligated to contribute approximately $91,290 to GGP Ivanhoe II of which approximately $18,800 was contributed on June 30, 1998 and the remaining approximately $72,490 (less certain interest and other credits) was contributed in mid-July, 1998. The Company's capital contributions were funded primarily from its line of credit facility. GGP Ivanhoe II owns: the Landmark Mall in Alexandria, Virginia; the Mayfair Mall and adjacent office buildings in Wauwatosa, Wisconsin; the Meadows Mall in Las Vegas, Nevada; the Northgate Mall in Chattanooga, Tennessee; Oglethorpe Mall in Savannah, Georgia; and the Park City Center in Lancaster, Pennsylvania.

On July 21, 1998, the Company acquired a 100% ownership interest in the Altamonte Mall in Altamonte Springs (Orlando), Florida. The purchase price consisted of approximately $141,000 (3,683,143 units) of newly issued units of limited partnership of GGP Limited Partnership, an affiliate of the Company and approximately $28,000 in cash funded from the Company's credit facility.

On September 3, 1998, the Company acquired a 100% ownership interest in the Pierre Bossier Mall in Bossier City (Shreveport), Louisiana. The aggregate consideration paid for the Pierre Bossier Mall was approximately $52,700 (subject to prorations and certain adjustments) which was paid in the form of approximately $10,000 in cash (funded from the Company's line of credit), a new mortgage loan (obtained from an independent third party) of approximately $42,000 and the assumption of approximately $700 of existing debt. The Company had previously loaned the sellers approximately $50,000 and received an option to buy the property. In conjunction with the closing of the sale, the loan was fully repaid.

On September 15, 1998, the Company purchased 100% of the Spring Hill Mall in West Dundee (Chicago), Illinois. The aggregate consideration paid by the Operating Company for the Spring Hill Mall was approximately $124,000 consisting of approximately $32,000 in cash (through the Company's line of credit and a new 10-year fixed-rate $92,000 mortgage with an independent third party lender. The new mortgage bears interest at 6.60% per annum and provides for monthly payments of principal and interest of approximately $588.

NOTE 3  PROFORMA ADJUSTMENTS

(a) Management Fees

The management fee adjustment represents the difference in management costs charged and/or allocated to the properties by the previous owners and the new rates charged by General Growth Management, Inc. ("GGMI"), an affiliate of the Company.

(b) Depreciation and Amortization

Depreciation and amortization is adjusted to include additional amounts related to the periods from January 1, 1997 to the dates of acquisition for the 1997 acquisitions and for the entire year of 1997 for the acquisitions made in 1998.

(c) Interest Expense

Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the acquisitions described above, the Company assumed approximately $127,000 of mortgage debt bearing interest at the weighted average rate of 8.50%. The Company also issued approximately $1,028,000 of secured and unsecured borrowings to fund the cash portion of the acquisitions. The proforma interest expense on new borrowings was calculated using an interest rate of 6.65% for acquisitions prior to June 30, 1998 and 6.61% for the Altamonte Mall, Pierre Bossier Mall and Spring Hill Mall acquisitions.

(d) Minority Interest

The proforma income statement has been adjusted to reflect the allocation of earnings to the minority interest.

                        GENERAL GROWTH PROPERTIES, INC.
            PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA--UNAUDITED)

                                   Historical        1998                                                        Pierre Bossier
                                 General Growth   Acquisitions                      June 30                           Mall
                                  Properties,     Previously      Proforma          Proforma       Spring Hill    Acquisition
                                    Inc.(1)        Reported     Adjustments      As Reported (2)   Acquisition    (Unaudited)
                                    ------         --------     -----------      ---------------   -----------    -----------
Total revenues                     $169,065        $59,569      $      --          $  228,634       $  6,596      $     3,669
Expenses:
  Property operating                 57,830         23,405             --              81,235          1,108            1,087
  Management fees                     1,860            330            113  (a)          2,303             --               --
  Depreciation & amortization        29,099             --         11,885  (b)         40,984             --               --
                                   --------        -------      ---------          ----------       --------      -----------
Total Expenses                       88,789         23,735         11,998             124,522          1,108            1,087
                                   --------        -------      ---------          ----------       --------      -----------

Operating Income                     80,276         35,834        (11,998)            104,112          5,488            2,582
  Interest expense, net             (40,971)            --        (23,878) (c)        (64,849)            --               --

Equity in unconsolidated
  affiliates:
  GGP/Homart, Inc.                    8,336             --             --               8,336             --               --
  Property Joint Ventures             1,634            (69)            --               1,565             --               --
  General Growth
    Management, Inc.                 (9,260)         1,697             --              (7,563)            --               --
                                   --------        -------       --------          ----------       --------      -----------
Income before
  minority interest                  40,015         37,462        (35,876)             41,601          5,488            2,582
Minority interest in
  Operating Partnership             (13,419)            --          1,976  (d)        (11,443)            --               --
                                   --------        -------       ---------         ----------       --------      -----------
Net income                           26,596         37,462        (33,900)             30,158          5,488            2,582
Convertible preferred
  stock dividends(3)                 (1,199)            --        (11,035)            (12,234)            --               --
                                   --------        -------       ---------         ----------       --------      -----------
Net income available
  to common stockholders           $ 25,397        $37,462       $(44,935)         $   17,924       $  5,488      $     2,582
                                   ========        =======       =========         ==========       ========      ===========

Weighted average shares
  outstanding - basic                                                              35,783,276
Weighted average shares
  outstanding - diluted                                                            35,996,404

Preferred Stock Dividends             1,199                        11,035              12,234
Dilutive Common Shares-W/A                                                            213,128

Earnings per share-basic                                                           $     0.50
Earnings per share-diluted                                                         $     0.50

                                                           Total
                                        Proforma          Proforma
                                       Adjustments        Combined
                                       -----------        --------
Total revenues                           $     --         $ 238,899
Expenses:
  Property operating                           --            83,430
  Management fees                             100  (a)        2,403
  Depreciation & amortization               1,989  (b)       42,973
Total Expenses                           --------         ---------
                                            2,089           128,806
                                         --------         ---------
Operating Income
  Interest expense, net                    (2,089)          110,093
                                           (5,851) (c)      (70,700)
Equity in unconsolidated
  affiliates:
  GGP/Homart, Inc.
  Property Joint Ventures                      --             8,336
  General Growth                               --             1,565
    Management, Inc.
                                               --            (7,563)
Income before                            --------         ---------
  minority interest
Minority interest in                       (7,940)           41,731
  Operating Partnership
                                              (51) (d)      (11,494)
Net income                               --------         ---------
Convertible preferred                      (7,991)           30,237
  stock dividends(3)
                                               --           (12,234)
Net income available                     --------         ---------
  to common stockholders
                                         $ (7,991)        $  18,003
                                         ========         =========
Weighted average shares
  outstanding - basic
Weighted average shares                                   35,783,276
  outstanding - diluted
                                                          35,996,404
Preferred Stock Dividends
Dilutive Common Shares-W/A                                   12,234
                                                            213,128

Earnings per share-basic                                   $   0.50
Earnings per share-diluted                                 $   0.50

(1) Amounts are from the statements included in the Company's Form 10-Q for the quarter ended June 30, 1998.
(2) Amounts are from the statements included in the Company's Form 8-K/A dated September 29, 1998.
(3) Proforma earnings have been reduced by proforma dividends on the 7.25% Convertible Preferred Stock.

                        GENERAL GROWTH PROPERTIES, INC.

        NOTES TO PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


NOTE 1  PROFORMA BASIS OF PRESENTATION

This unaudited proforma condensed consolidated statement of operations is presented as if (i) the acquisitions made prior to July 16, 1998 (Southwest Plaza, Northbrook Court, Altamonte Mall, the MEPC Portfolio and the USPPI Portfolio - all as previously reported in the Company's Form 8-K/A dated October 1, 1998) and the acquisitions made from July 16, 1998 through September 15, 1998 (Pierre Bossier Mall and Spring Hill Mall) and (ii) the Company's use of the net proceeds of the June 4, 1998 public offering of depositary shares of 7.25% Preferred Income Equity Redeemable Stock (the "Offering" or "Convertible Preferred Stock") to fund the acquisitions and for other working capital purposes, had all occurred on January 1, 1998. In management's opinion, all adjustments necessary to reflect these transactions have been included. Such proforma statement of operations is based upon the historical information of General Growth Properties, Inc. and the historical information of each of the above-mentioned entities for the six months ended June 30, 1998. This unaudited proforma statement of operations is not necessarily indicative of what actual results of General Growth Properties, Inc. would have been assuming such transactions had been completed as of January 1, 1998 nor does it purport to represent the results of operations for future periods.


NOTE 2 ACQUISITIONS

On April 3, 1998 and May 8, 1998, the Company acquired a 100% ownership interest in Southwest Plaza in Denver, Colorado and Northbrook Court in Northbrook, Illinois, respectively. The aggregate purchase price for Southwest Plaza and Northbrook Court was approximately $261,000.

On June 2, 1998, the Company acquired the U.S. retail property portfolio of MEPC plc (the "MEPC Portfolio"), a United Kingdom based real estate company ("MEPC") through the purchase of the stock of the three U.S. subsidiaries of MEPC that directly or indirectly own the MEPC Portfolio. The Company acquired the MEPC Portfolio for approximately $871,000 (less certain adjustments), approximately $830,000 of which was borrowed. After repayment of approximately $217,000 of such acquisition financing from the Offering, the MEPC Portfolio is currently secured by a 6.7% one year $550,000 loan and an approximately $63,000 one year floating rate loan bearing interest at LIBOR plus 90 basis points. The MEPC Portfolio consists of 100% ownership of eight enclosed mall shopping centers; the Apache Mall in Rochester, Minnesota, the Boulevard Mall in Las Vegas, Nevada, the Cumberland Mall in Atlanta, Georgia, the McCreless Mall in San Antonio, Texas, the Northridge Fashion Center in Northridge (Los Angeles), California, the Regency Square Mall in Jacksonville, Florida, the Riverlands Shopping Center in LaPlace, Louisiana and the Valley Plaza Mall in Bakersfield, California.

On May 14, 1998, the Company entered into a definitive merger agreement to acquire U.S. Prime Property, Inc. ("USPPI"), a private REIT. On July 23, 1998, effective as of June 30, 1998, the Company acquired through a merger, USPPI.
The Company also reached agreement with a joint venture partner pursuant to which the joint venture partner acquired 49% of the common stock acquired pursuant to the merger agreement and the Company retained the remainder of the common stock. The newly merged entity ("GGP Ivanhoe II") will continue to operate as a private REIT and will be accounted for by the Company on the equity method. The aggregate consideration paid pursuant to the merger agreement was approximately $625,000 (less certain adjustments, including a credit of approximately $64,000 for outstanding mortgage indebtedness and accrued interest thereon). GGP Ivanhoe II obtained a $392,000 interim loan bearing interest at LIBOR plus 90 basis points and due July 1, 1999, and the balance of the consideration paid was represented by equity from the Company and the venture partner in proportion to their respective stock ownership. Pursuant to the purchase and venture agreements, the Company was obligated to contribute approximately $91,290 to GGP Ivanhoe II of which approximately $18,800 was contributed on June 30, 1998 and the remaining approximately $72,490 (less certain interest and other credits) was contributed in mid-July, 1998. The Company's capital contributions were funded primarily from its line of credit facility as described in Note 6. GGP Ivanhoe II owns: the Landmark Mall in Alexandria, Virginia; the Mayfair Mall and adjacent office buildings in Wauwatosa, Wisconsin; the Meadows Mall in Las Vegas, Nevada; the Northgate Mall in Chattanooga, Tennessee; Oglethorpe Mall in Savannah, Georgia; and the Park City Center in Lancaster, Pennsylvania.

On July 21, 1998 the Company acquired a 100% ownership interest in the Altamonte Mall in Altamonte Springs (Orlando), Florida. The purchase price consisted of approximately $141,000 (3,683,143 units) of newly issued units of limited partnership of GGP Limited Partnership, an affiliate of the Company and approximately $28,000 in cash funded from the Company's credit facility.

On September 3, 1998, the Company acquired a 100% ownership interest in the Pierre Bossier Mall in Bossier City (Shreveport), Louisiana. The aggregate consideration paid for the Pierre Bossier Mall was approximately $52,700 (subject to prorations and certain adjustments) which was paid in the form of approximately $10,000 in cash (funded from the Company's line of credit), a new mortgage loan (obtained from an independent third party) of approximately $42,000 and the assumption of approximately $700 of existing debt. The Company had previously loaned the sellers approximately $50,000 and received an option to buy the property. In conjunction with the closing of the sale, the loan was fully repaid.

On September 15, 1998, the Company purchased 100% of the Spring Hill Mall in West Dundee (Chicago), Illinois. The aggregate consideration paid by the Operating Company for the Spring Hill Mall was approximately $124,000 consisting of approximately $32,000 in cash (through the Company's line of credit and a new 10-year fixed-rate $92,000 mortgage with an independent third party lender. The new mortgage bears interest at 6.60% per annum and provides for monthly payments of principal and interest of approximately $588.

NOTE 3 PROFORMA ADJUSTMENTS

(a) Management Fees

The management fee adjustment represents the difference in management costs charged and/or allocated to the properties by the previous owners and the new rates charged by General Growth Management, Inc.

(b) Depreciation and Amortization

Depreciation and amortization is adjusted to include additional amounts related to the months ended June 30, 1998 for the acquisitions made in 1998.

(c) Interest Expense

Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the acquisitions described above, the Company assumed approximately $127,000 of mortgage debt bearing interest at the weighted average rate of 8.50%. The Company also issued approximately $1,028,000 of secured and unsecured borrowings to fund the cash portion of the acquisitions. The proforma interest expense on new borrowings was calculated using an interest rate of 6.65% for acquisitions prior to June 30, 1998 and 6.61% for the Altamonte Mall, Pierre Bossier Mall and Spring Hill Mall acquisitions.

(d) Minority Interest

The proforma income statement has been adjusted to reflect the allocation of earnings to the minority interest.

                        GENERAL GROWTH PROPERTIES, INC.

                 PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1998
                       (DOLLARS IN THOUSANDS--UNAUDITED)


                                              HISTORICAL    PREVIOUSLY                               PIERRE BOSSIER
                                            GENERAL GROWTH   REPORTED    PREVIOUSLY                       MALL
                                             PROPERTIES,     PROFORMA     REPORTED      SPRING HILL   ACQUISITION    REVISED
                                               INC.(1)     ADJUSTMENTS    PROFORMA (2)  ACQUISITION   (Unaudited)    PROFORMA
                                            --------------  -----------  ----------     -----------   -----------    --------
ASSETS
------
Investment in real estate
  Land                                         $312,452      $16,900      $329,352        $12,400       $5,284       $347,036
  Buildings and   equipment                   2,657,295      152,100     2,809,395        111,600       47,556      2,968,551
  Less accumulated depreciation                (259,214)          --      (259,214)            --           --       (259,214)
  Developments in progress                      102,569           --       102,569             --           --        102,569
                                             ----------  -----------    ----------    -----------      -------    -----------
 Net property and equipment                   2,813,102      169,000     2,982,102        124,000       52,840      3,158,942
Investment in GGP/Homart                        205,221           --       205,221             --           --        205,221
Investment in Property Joint Ventures           108,915           --       108,915             --           --        108,915
                                             ----------  -----------    ----------    -----------      -------    -----------
Net investment in real estate                 3,127,238      169,000     3,296,238        124,000       52,840      3,473,078
Cash and cash equivalents                        29,913           --        29,913             --           --         29,913
Tenant accounts receivable, net                  41,913           --        41,913             --           --         41,913
Deferred expenses, net                           51,960           --        51,960             --           --         51,960
Investment in and note
 receivable from GGMI                            83,725           --        83,725             --           --         83,725
Mortgage note receivable                         50,061           --        50,061             --           --         50,061
Prepaid expenses and other assets                10,079           --        10,079             --           --         10,079
                                             ----------  -----------    ----------    -----------      -------    -----------
Total Assets                                 $3,394,889     $169,000    $3,563,889       $124,000      $52,840     $3,740,729
                                             ==========  ===========    ==========    ===========      =======    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Mortgage notes and other debt payable        $2,140,895      $28,000    $2,168,895       $124,000      $52,840     $2,345,735
Distributions payable                            25,860           --        25,860             --           --         25,860
Accounts payable and accrued expenses           138,690           --       138,690             --           --        138,690
                                             ----------  -----------    ----------    -----------      -------    -----------
 Total Liabilities                            2,305,445       28,000     2,333,445        124,000       52,840      2,510,285

Minority interest in Operating Partnership      262,519       84,507       347,026             --           --        347,026
Commitments and Contingencies
Convertible preferred stock                     337,500           --       337,500             --           --        337,500

Stockholder's equity
 Common stock                                     3,590           --         3,590             --           --          3,590
 Additional paid-in capital                     738,352       56,493       794,845             --           --        794,845
 Retained earnings (deficit)                  (249,477)           --     (249,477)             --           --       (249,477)
 Note receivable - common stock                 (3,040)           --       (3,040)             --           --         (3,040)
                                             ----------  -----------    ----------    -----------      -------    -----------
 Total stockholders' equity                     489,425       56,493       545,918             --           --        545,918
                                             ----------  -----------    ----------    -----------      -------    -----------
Total Liabilities and Equity                 $3,394,889      169,000    $3,563,889       $124,000      $52,840     $3,740,729
                                             ==========  ===========    ==========    ===========      =======    ===========


(1) Amounts are from the statements included in the Company's Form 10-Q for the quarter ended June 30, 1998.
(2) Amounts are from the statements included in the Company's 8-K/A dated September 29, 1998.
The accompanying notes are an integral part of the Proforma Condensed Consolidated Balance Sheet.

                        GENERAL GROWTH PROPERTIES, INC.

                 PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 June 30, 1998
              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


NOTE 1 PROFORMA BASIS OF PRESENTATION

This unaudited condensed consolidated balance sheet is presented as if the acquisition of Altamonte Mall, Pierre Bossier Mall and Spring Hill Mall had occurred on June 30, 1998. In management's opinion, all adjustments necessary to reflect this transaction have been included.